Exhibit 99.7

RISK FACTORS

Investing in securities of Damon Inc. (the “Company” or “Damon”) is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. Before deciding whether to invest in any securities of the Company, investors should consider carefully the risks discussed below.

AN INVESTMENT IN SECURITIES OF SIMPLY IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY INVESTORS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

RISKS RELATED TO THE BUSINESS COMBINATION

There can be no assurance that the Company’s securities will be approved for listing on the NASDAQ following the business combination transaction among Grafiti Holding, Inc., 14444842 B.C. Ltd., Inpixon (which changed its name to XTI Aerospace, Inc. on March 12, 2024) (“XTI”), and the Company (the “Business Combination”), or if approved, that they will be able to comply with the continued listing requirements of the NASDAQ

It is a condition of the business combination agreement (the “BCA”) among Grafiti Holding, Inc., 14444842 B.C. Ltd., Inpixon (which changed its name to XTI Aerospace, Inc. on March 12, 2024), and the Company, as amended by a first amending agreement dated June 18, 2024 (the “First Business Combination Amending Agreement”) and a second amending agreement dated September 26, 2024 (the “Second Business Combination Amending Agreement”, and collectively with the First Business Combination Amending Agreement and the BCA, the “Business Combination Agreement”) that the Company’s common shares (the “Subordinate Voting Shares”) be approved for listing on the NASDAQ, subject to official notice of issuance. As of the date hereof, the NASDAQ has not conditionally approved the Company’s listing application and there is no assurance that the NASDAQ will approve the listing application. Listing is subject to the approval of the NASDAQ in accordance with its listing requirements. If, after the Business Combination, the NASDAQ delists the Company’s common shares from trading on the NASDAQ for failure to meet the continued listing requirements, the Company and its shareholders could face significant material adverse consequences.

If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities may decline. The market values of securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed.

In addition, following the Business Combination, fluctuations in the price of the Company’s securities could contribute to the loss of all or part of investors’ investments. Any of the factors listed below could have a material adverse effect on investments in the Company’s securities, and they may trade at prices significantly below the price paid for them.

●	actual or anticipated fluctuations in the Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar;

●	changes in the market’s expectations about operating results;

●	success of competitors;

●	the Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	changes in laws and regulations affecting the business;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	any major change in the Company’s Board or management; and

●	sales of substantial amounts of the Company’s securities by directors, executive officers or significant shareholders or the perception that such sales could occur.

In such circumstances, the trading price may not recover and may experience a further decline.

The Company will incur significant transaction and transition costs in connection with the Business Combination.

The Company has incurred and expects that it will continue to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as an independent reporting company following the consummation of the Business Combination. The Company may also incur additional costs to retain key employees. The Company will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination and will be for the account of the party incurring such fees, expenses and costs or paid by Company following the closing of the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed.

Our proposed direct listing on Nasdaq following the closing of the Business Combination differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of shares conducted on a firm-commitment underwritten basis. The proposed direct listing of the Subordinate Voting Shares on Nasdaq differs from a firm-commitment underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, if our listing application is approved and the Business Combination is consummated, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common shares on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common shares. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common shares during the period immediately following the listing.

●	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any registered shareholders or other shareholders following the completion of the spin-off and the Business Combination will sell any or all of their common shares and there may initially be a lack of supply of, or demand for, our common shares on Nasdaq. Alternatively, we may have a large number of registered shareholders or other shareholders following the completion of the spin-off and the Business Combination who choose to sell their Subordinate Voting Shares in the near term resulting in an oversupply of our Subordinate Voting Shares, which could adversely impact the public price of our Subordinate Voting Shares once listed on Nasdaq.

●	The Second Amendment to the Business Combination Agreement provides that if any shareholder of Damon Motors is released early from the lock-up agreement contemplated by the Business Combination Agreement, then the Management Shares and the XTI Amendment Shares will also be released from their respective lock-up obligations to the same extent. An institutional shareholder of Damon Motors Inc., House of Lithium Ltd. entered into a lock-up release agreement whereby 3,610,458 Subordinate Voting Shares were release entirely from the lock-up agreement immediately following the closing of the Business Combination. Of the 3,610,458 Subordinate Voting Shares which were released, 2,113,843 Subordinate Voting Shares are held by parties at arm’s length to the institutional investor, and 1,496,615 Subordinate Voting Shares are held by the institutional investor. If this release occurs, the Management Shares and the XTI Amendment Shares will also be entirely released from their respective lock-up agreements in accordance with the Second Amendment to the Business Combination Agreement. Except as described above, shareholders of the combined company will be subject to lock-up restrictions for the period from the closing of the Business Combination to 180 days after the closing of the Business Combination, subject to the following release schedule: 20% upon the closing of the Business Combination, 40% at 90 days following the closing, and the remaining 40% at 180 days following the closing; or 100% if the trading price of the common shares of the combined company reaches a certain threshold. Additionally, any shareholders as of the completion of the spin-off and the Business Combination who are directors or officers of the combined company, excluding the Management Shares and the XTI Amendment Shares s if the Damon Holder Release occurs, will be subject to lock-up restrictions for the period from the closing of the Business Combination to 180 days after the closing. Our directors, named executive officers and certain significant shareholders are also subject to restrictions as to the number of common shares each may dispose of in any given period under Rule 144 of the Securities Act. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after listing. Consequently, any of our shareholders, with the exception of our directors and officers who own our common shares and are subject to the restrictions described above, may sell any or all of their common shares not subject to the Lock-Up Restrictions Pursuant to the Business Combination Agreement at any time, including immediately upon listing. If such sales were to occur in a significant quantum, it may result in an oversupply of our common shares in the market, which could adversely impact the public price of our common shares.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we may host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common shares.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our common shares and uncertain trading volume and may adversely affect your ability to sell your common shares.

RISKS RELATED TO THE SECURITIES OF THE COMPANY

Lack of Dividends

The Company has never paid dividends and does not anticipate paying any dividends on its Shares in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings. the Company expects to retain its earnings to finance further growth and, when appropriate, retire debt.

Our dual class share structure has the effect of concentrating voting control with Jay Giraud, which may have a negative impact on the trading price of Subordinate Voting Shares.

The Company’s multiple voting shares (the “Multiple Voting Shares”) have seven (7) votes per share and the Subordinate Voting Shares have one vote per share. Jay Giraud holds all of the Company’s issued and outstanding Multiple Voting Shares indirectly (approximately 33% of the voting power attached to all of the Shares on an undiluted basis and 30% of the voting power attached to all of the Subordinate Voting Shares and the Multiple Voting Shares (collectively, the “Shares”) on a diluted basis as of the date of this filing). As a result, Jay Giraud will have a significant influence over the Company.

In addition, because of the 7-to-1 voting ratio between the Multiple Voting Shares and Subordinate Voting Shares, the holder of the Multiple Voting Shares will continue to control a majority of the combined voting power of the voting Shares even where the Multiple Voting Shares represent a substantially reduced percentage of the total outstanding Shares. The concentrated voting control of the holder of the Multiple Voting Shares will limit the ability of holders of Subordinate Voting Shares to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendment of the Company’s share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of the business, merging with other companies and undertaking other significant transactions. As a result, the holder of Multiple Voting Shares will have the ability to influence many matters affecting the Company and actions may be taken that holders of Subordinate Voting Shares may not view as beneficial. The market price of the Subordinate Voting Shares could be adversely affected due to the significant influence and voting power of the holder of Multiple Voting Shares. Additionally, the significant voting interest of the holder of Multiple Voting Shares may discourage transactions involving a change in control, including transactions in which an investor, as a holder of the Subordinate Voting Shares, might otherwise receive a premium for the Subordinate Voting Shares over the then-current market price, or discourage competing proposals if a going private transaction is proposed by the holder of Multiple Voting Shares.

Future Sales of Subordinate Voting Shares by Existing Shareholders

Sales of a substantial number of Subordinate Voting Shares in the public market could occur at any time following, or in connection with, the completion of the listing of the shares on a stock exchange. These sales, or the market perception that the holders of a large number of Subordinate Voting Shares intend to sell Subordinate Voting Shares, could reduce the market price of Subordinate Voting Shares.

North American and Global Financial Conditions

North American and Global financial conditions have always been subject to volatility. This volatility may impact the ability of the Company to obtain equity or debt financing in the future and, if obtained, on terms favourable to the Company. Increased levels of volatility and market turmoil can adversely impact the Company’s operations and the value and the price of Subordinate Voting Shares could be adversely affected.

Dilution

The Company may issue additional securities in the future in connection with acquisitions, strategic transactions, financings or for other purposes. To the extent additional securities are issued, the Company’s existing securityholders could be diluted and some or all of the Company’s financial measures could be reduced on a per share basis. Additionally, the Company securities issued in connection with a transaction may not be subject to resale restrictions and, as such, the market price of the Company’s securities may decline if certain large holders of the Company securities or recipients of the Company securities in connection with an acquisition, sell all or a significant portion of such securities or are perceived by the market as intending to sell such securities. In addition, such issuances of securities may impede the Company’s ability to raise capital through the sale of additional equity securities in the future.

If the Business Combination is completed, the converted warrants issued by the Company in exchange for the warrants of Damon Motors Inc. to Purchase shares of Damon Motors Inc. issued and outstanding prior to the effective time of the Business Combination (the “Converted Warrants”) will become exercisable into Subordinate Voting Shares. The extent to which such Warrants are exercised will result in dilution to the holders of Subordinate Voting Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Converted Warrants may be exercised could adversely affect the market price of the Subordinate Voting Shares.

November 2024 Debt Financing

The lenders under the November 2024 debt financing transactions are not and will not be obligated to make a loan under the credit facility unless certain conditions are met and we may not be able to draw funds thereunder which could have material adverse effect on our liquidity and financial condition.

Future Sales or Issuances of Debt or Equity Securities

We may sell or issue additional debt or equity securities in offerings to finance our operations, acquisitions or other projects. Our significant shareholders may also sell the Subordinate Voting Shares or other securities they hold or may hold in the future.

We cannot predict the size of future sales and issuances of debt or equity securities or the effect, if any, that future sales and issuances of debt or equity securities will have on the market price of the Subordinate Voting Shares.

Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Company’s Subordinate Voting Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in the Company’s earnings per share. Sales of our Subordinate Voting Shares by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Liquidity

Shareholders of the Company may be unable to sell significant quantities of Subordinate Voting Shares into the public trading markets without a significant reduction in the price of their Subordinate Voting Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Company’s Subordinate Voting Shares on the trading market.

Converted Warrants May Expire

There is no guarantee that the Converted Warrants will ever be in-the-money prior to their expiration, and as such, the Warrants may expire worthless.

RISKS RELATED TO GRAFITI LIMITED’S BUSINESS

Our ability to achieve profitability is more challenging when sales slow due to adverse economic conditions, notwithstanding our cost reduction efforts, because our cost reduction efforts may not be sufficient to offset declining gross profit.

Adverse economic conditions may result in lower demand for the products we sell. When we experience a rapid decline in demand for products we experience more difficulty in achieving the gross profit and operating profit we desire due to the lower sales and increased pricing pressure. The economic environment may also result in changes in vendor terms and conditions, such as rebates, cash discounts and cooperative marketing efforts, which may also result in downward pressure on our gross profit. As a result, there is pressure to reduce the cost of operations in order to maximize operating profits. To the extent we cannot reduce costs to offset such decline in gross profits, our operating profits typically deteriorate. The benefits from cost reductions may also take longer to fully realize and may not fully mitigate the impact of the reduced demand or changes in vendor terms and conditions. Should we experience a decline in operating profits or not achieve the planned level of growth in operations of previously acquired businesses, the valuations we develop for purposes of our goodwill impairment test may be adversely affected, potentially resulting in impairment charges. In addition, deterioration in the financial and credit markets heightens the risk of customer bankruptcies and delays in payment.

Our competitors can take more market share by reducing prices on our most profitable vendor products, causing us to reduce prices on such products.

The technology distribution industry is characterized by intense competition, based primarily on product availability, credit terms and availability, price, effectiveness of information systems and e-commerce tools, speed of delivery, ability to tailor specific solutions to customer needs, quality and depth of product lines and training, service and support. Our customers are not required to purchase any specific volume of products from us and may move business if pricing is reduced by competitors, resulting in lower sales. As a result, we must be extremely flexible in determining when to reduce prices to maintain market share and sales volumes and when to allow our sales volumes to decline to maintain our desired level of profitability for our products. We compete with a variety of regional, national and international distributors and resellers, some of which may have greater financial resources than us. Many of our competitors compete principally on the basis of price and may have lower costs or accept lower selling prices than we do and, therefore, we may need to reduce our prices. In addition, vendors may choose to market their products directly to end-users, rather than through distributors such as us, and this could adversely affect our business, financial condition and results of operations.

Failure to obtain adequate product supplies or licenses from our primary vendor, or a significant change in vendor prices, terms or conditions of sale by our largest vendor may negatively affect our financial condition and results of operations.

All of our revenues have been derived from the sale of product licenses we purchase from the licensor. XTI acquired an exclusive license to use, market, distribute, and develop the SAVES products pursuant to an exclusive software license and distribution agreement, by and among XTI, Cranes Software International Ltd. and Systat Software, Inc., as amended on June 30, 2020 and February 22, 2021, and has licensed the SAVES products to us. In connection with the spin out and as reported in the current report on Form 8-K filed by XTI on February 23, 2024, XTI sold 100% of the equity interest in Grafiti LLC, then a wholly-owned subsidiary of XTI which holds the exclusive license to develop and sell the SAVES products, along with other assets and businesses, to an entity controlled by Nadir Ali, the former Chief Executive Officer and former sole director of the Company.

As the licensor, Grafiti LLC has and its successors will have significant negotiating power over us and rapid, significant, or adverse changes in sales terms and conditions, such as competitive pricing as well as reducing the level of purchase discounts and rebates this or any new vendor makes available to us, may reduce the profit we can earn on these vendors’ products and result in loss of revenue and profitability. Our gross profit could be negatively impacted if we are unable to pass through the impact of these changes to our distributors, resellers and customers. Additionally, significant changes in vendor payment terms or payment arrangements could negatively impact our liquidity and financial condition.

Potential conflicts of interest exist with respect to the intellectual property rights that we license from Grafiti LLC which is controlled by our Chief Executive Officer and sole director, and it is possible our interests and his interests may diverge.

Our business of distributing the SAVES products in the UK and certain other European countries depends solely on the license from Grafiti LLC, an entity controlled by Nadir Ali, our former Chief Executive Officer and former sole director. While we have entered into a formal written distribution and license agreement with Grafiti LLC, the license relationship presents the possibility of a conflict of interest in the event that issues arise with respect to the licensed intellectual property rights, where our interests may diverge from those of Grafiti LLC. The actions taken on behalf of the Grafiti LLC may not be in the best interests of our stockholders.

If our products fail to satisfy customer demands or to achieve increased market acceptance, our results of operations, financial condition and growth prospects could be materially adversely affected.

The market acceptance of our products are critical to our continued success. Demand for our products is affected by a number of factors beyond our control, including continued market acceptance, the timing of development and release of new products by competitors, technological change, and growth or decline in the statistical analytics and visualization market. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our products, our business operations, financial results and growth prospects will be materially and adversely affected.

Defects, errors, or vulnerabilities in the products or services that we sell or the failure of such products or services to prevent a security breach, could harm our reputation and adversely affect our results of operations.

Because the products we sell are complex, they have contained and may contain software design errors or software bugs that are not detected until after their commercial release and deployment by customers. Defects may cause such products to be vulnerable to security attacks, cause them to fail to help secure information or temporarily interrupt customers’ networking traffic. Because the techniques used by hackers to access sensitive information change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques and provide a solution in time to protect customers’ data. In addition, defects or errors in our subscription updates or products could result in a failure to effectively update customers’ products and thereby leave customers vulnerable to advanced persistent threats (APTs) or security attacks.

Any defects, errors or vulnerabilities in the products we sell could result in:

●	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate, or work-around errors or defects or to address and eliminate vulnerabilities;

●	delayed or lost revenue;

●	loss of existing or potential customers or partners;

●	increased warranty claims compared with historical experience, or increased cost of servicing warranty claims, either of which would adversely affect gross margins; and

●	litigation, regulatory inquiries, or investigations that may be costly and harm our reputation

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anti-corruption, import/export controls, trade restrictions, internal control and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources. We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

During the year ended June 30, 2024, the Company had one customer that accounted for 11% of revenue and during the year ended June 30, 2023, the Company had one customer that accounted for 16% of revenue. Each of these customers may or may not continue to be a significant contributor to revenue in 2025. No customer accounted for more than 10% of our gross revenue during the fiscal year ended June 30, 2022. The loss of a significant amount of business from one of our major customers could materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant customers or projects in any one period may not continue to be significant customers or projects in other periods. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer’s ability to stay in business and make timely payments to us.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common shares.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.

RISKS RELATED TO DAMON’S BUSINESS

General Risks

Damon is an early-stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. There is no guarantee that Damon will achieve or sustain profitability.

Damon has incurred losses since its inception and expects to continue to incur operating and net losses each quarter until such time as it achieves sufficient sales and production capacity at an assembly facility, which is not expected until 2026. Even if Damon is able to successfully develop, produce and sell its vehicles, there can be no assurance that they will be commercially successful. Damon’s potential profitability is dependent upon the successful development, production, commercialization and acceptance of its vehicles, which has not yet occurred, and may never occur.

For instance, during the fiscal year ended June 30, 2024, Damon generated a net and comprehensive loss of US$34.0 million, bringing its accumulated deficit to US$140.6 million, and anticipates generating a significant loss for the current fiscal year.

Damon expects to continue to incur significant expenditures in connection with the execution of its business strategy, including, without limitation, as a result of: continuing to design and develop and beginning to manufacture its existing and planned vehicles; equipping and expanding its pilot, support research and development and mass-production manufacturing facilities to produce its vehicles in California, and potentially in international locations, and subsequently ramping-up production capacity at such facilities; building up inventories of parts and components for its vehicles; developing or securing motorcycle charging partnerships; expanding its design, research, development, maintenance and repair capabilities; increasing its sales and marketing activities and developing its distribution infrastructure; designing and implementing a show room network; expanding its general and administrative functions to support its growing operations.

Because it will incur the costs and expenses from these efforts before it receives any incremental revenues with respect thereto, Damon’s losses in future periods may be significant. In addition, Damon may find that these efforts are more expensive than currently anticipated, including by reason of delays in product development and commercialization, or that these efforts may not result in revenues, which would further increase its losses. Damon’s ability to produce revenues will depend, in part, on its ability to finalize and begin commercial start of production of its HyperSport vehicle, which is not expected to occur until 2026.

Damon has a limited operating history which makes it difficult to evaluate its future business prospects and may increase investment risk.

Damon’s limited operating history makes evaluating its business and future prospects difficult. Damon began operations in 2017 and has not yet begun mass production or the commercial delivery of its first motorcycle. If Damon does not successfully address these risks, its business, financial condition, operating results and prospects will be materially and adversely harmed. Damon has a very limited operating history, and as it attempts to transition from research and development activities to production and sales, it is difficult, if not impossible, to forecast its future results, and management has limited insight into trends that may emerge and affect its business. Damon intends to derive a substantial portion of its revenue from the sale of its electric motorcycles, none of which have reached commercialization stage to date. If actual results differ materially from management’s estimates in future periods, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon is currently in concept phase of second vehicle, the HyperFighter, which is scheduled for delivery in 2028. Damon’s motorcycles require significant investment prior to commercial introduction and may never be successfully developed, produced, commercialized or accepted. There are no assurances that Damon will be able to successfully develop its models in a timely manner, or secure future business from recreational customers.

Damon has encountered, and expects to continue to encounter, risks and uncertainties frequently experienced by early-stage companies in rapidly changing markets, including risks related to its ability to, among other things:

design and produce safe, reliable and quality vehicles on an ongoing basis;

build a well-recognized and respected brand;

establish and expand its customer base;

continue to make significant investments in research, development, manufacturing, marketing and sales;

successfully market its vehicles and its other services;

properly price its services and successfully anticipate the take-rate and usage of such services by users;

improve and maintain its operational efficiency;

maintain a reliable, secure, high-performance and scalable technology infrastructure;

hire, integrate, retain and motivate professional and technical talent, including key members of management;

anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

navigate an evolving and complex regulatory environment.

If Damon fails to address any or all of these risks and challenges, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon will initially depend on revenue generated from a single model of vehicle and in the foreseeable future will be significantly dependent on a limited number of models.

Damon’s business will initially depend substantially on the sales and success of its HyperSport motorcycles, which will be its only volume manufactured vehicle in the market for an extended period of time, and in the foreseeable future will be significantly dependent on a limited number of vehicles. Damon will rely on sales from the HyperSport motorcycles, among other sources of financing, for the capital that will be required to develop and commercialize those subsequent models. To the extent that (i) production of Damon’s motorcycles is delayed, interrupted or reduced, (ii) Damon’s product variety and motorcycles do not meet customer expectations or do not align with projected timelines, cost and volume targets, or (iii) any of Damon’s vehicles are not well-received by the market for any reason, Damon’s revenue and cash flow would be adversely affected. In any such case, Damon may need to seek additional financing earlier than it expects, which financing may not be available to it in a timely manner and on commercially reasonable terms, or at all, and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s success will depend on its ability to economically produce its vehicles at scale, and its ability to produce vehicles of sufficient quality and appeal to customers on schedule and at a scale that is unproven.

Damon’s business success will depend in large part on its ability to economically produce, market and sell its motorcycles at sufficient capacity to meet the demands of its customers. Damon will need to scale its production capacity in order to successfully implement its business strategy, and plans to do so in the future by, among other things, completing the development and ramp-up of capacity at an assembly facility in San Rafael, California. Damon has no experience in mass-production of its motorcycles. Damon does not know whether it will be able to develop efficient, automated, low-cost production capabilities and processes, or whether it will be able to secure reliable sources of supply from suppliers and manufacturers, in each case that will enable it to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market its motorcycles and meet its business objectives and customer needs.

Even if Damon is successful in developing mass-production capability and processes and can reliably source supplies in sufficient volume, it does not know whether it will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond its control, such as problems with suppliers and manufacturers, or in time to meet the commercialization schedules of future vehicles or to satisfy the requirements of its customers. Damon’s ability to effectively reduce its cost structure over time is limited by the fixed nature of many of its planned expenses in the near-term, and its ability to reduce long-term expenses is constrained by its need to continue investment in its business strategy.

If Damon fails to develop and scale such mass-production capability and processes within its projected costs and timelines, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon may be unable to reduce and adequately control the costs associated with operating its business.

Damon will require significant capital to develop and grow its business and it expects to incur significant costs which will impact its profitability, including research and development expenses as new models are rolled out and existing models improved, raw material procurement costs, selling and distribution expenses as it builds its brand and markets its vehicles and general and administrative expenses as it scales its operations. In addition, Damon may incur significant costs in connection with its services and honoring its commitments under its service and warranty packages. Damon’s ability to become profitable in the future will not only depend on its ability to successfully market its vehicles and other products and services, but also its ability to control its costs. If Damon is unable to design, manufacture, market, sell and distribute and service its vehicles and services in a cost-efficient manner, its business, financial condition, operating results and prospects may be materially adversely affected.

To carry out its proposed business plan to develop, manufacture, sell and service electric motorcycles, Damon will require a significant amount of capital.

Damon’s capital expenditures will continue to be significant in the foreseeable future as it expands its business and its level of capital expenditures will be significantly affected by customer demand for its products and services. The fact that Damon has a limited operating history means it has limited historical data on the demand for its products and services. As a result, its future capital requirements are uncertain and actual capital requirements may be materially different from those it currently anticipates. Damon expects that it will ultimately need to seek additional equity or debt financing to finance its capital expenditures, though the timing or amount of any such capital expenditures cannot be predicted with certainty at this time. The sale of additional equity or equity-linked securities would dilute Damon’s shareholders, while the incurrence of indebtedness would result in increased debt service obligations and covenants that potentially restrict its operations.

There is no assurance that such additional financings will be available to Damon in a timely manner or on terms that are favourable, or at all. Damon’s ability to obtain the necessary financing to carry out its business plan is subject to a number of factors, including general market conditions and investor acceptance of its business plan. These factors may cause the timing, amount, terms and conditions of such financing to be unattractive or unavailable to Damon. If Damon is unable to secure sufficient financing if and when needed or desired, it may have to significantly reduce its spending, delay or cancel its planned activities or substantially change its current corporate structure and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon may experience significant delays in the design, manufacture, finance, regulatory approval, launch, transportation and delivery of its motorcycles.

Damon’s business will depend in large part on its ability to execute on its plans to design, manufacture, finance, obtain regulatory approval for, launch, transport and deliver its vehicles, and any delay associated therewith could materially adversely affect Damon’s business, financial condition, operating results and prospects, and could cause liquidity constraints and reputational damage.

Vehicle manufacturers often experience delays in the design, manufacture and commercial launch of new products. Damon has no experience to date in high volume manufacturing of its vehicles. Even if it is successful in developing high-volume manufacturing capability and processes and in reliably sourcing its component supply, Damon cannot guarantee that it will be able to do so in a manner that avoids significant delays and cost overruns or in time to meet its vehicle commercialization schedules or in satisfaction of customer expectations or requirements. Further, Damon will also rely on third-party suppliers for the provision and development of the key components and materials used in its vehicles. To the extent Damon’s suppliers experience any delays in providing it with or developing necessary components, it could experience delays in delivering on its timelines. Further, prior to mass production of its vehicles, Damon will need such vehicles to be fully designed, engineered and approved for sale according to differing requirements, including, but not limited to, regulatory requirements, in the different jurisdictions in which it intends to commercialize them.

Damon does not currently have arrangements in place that will allow it to fully execute its business plan.

To sell its motorcycles as envisioned, Damon will need to enter into agreements and arrangements that are not currently in place. These include entering into manufacturing agreements for Damon’s current and future electric motorcycles not yet in development and acquiring additional manufacturing capability, arranging for the transportation of HyperSport motorcycles, and obtaining battery and other essential supplies in the quantities that Damon requires. If Damon is unable to enter into such agreements or is only able to do so on terms that are unfavorable, Damon may not be able to fully carry out its business plans as currently contemplated or at all.

If Damon is unable to design, develop, manufacture and sell new electric motorcycles and services that address additional market opportunities, its business, financial condition, operating results and prospects may suffer.

Damon may not be able to successfully design, develop, manufacture and sell new electric motorcycles and services, address new market segments or develop a significantly broader customer base. To date, Damon has focused its business on the development and sale of the HyperSport Premier and HyperSport HS motorcycles, which have targeted mainly affluent super sport motorcycle market. Damon will need to address additional markets and expand its customer demographic to further grow its business. If Damon fails to address additional market opportunities, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon may not be able to accurately estimate the supply and demand for its vehicles, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Damon fails to accurately predict its manufacturing requirements, Damon could incur additional costs or experience delays.

It is difficult for management to predict Damon’s future revenues and appropriately budget for its expenses, and management has limited insight into trends that may emerge and affect Damon’s business. Damon will be required to provide forecasts of its demand to its suppliers several months prior to the scheduled delivery of vehicles to its prospective customers. Currently, there is no historical basis for making judgments about the demand for Damon’s vehicles or its ability to design, develop, manufacture and sell vehicles, or its profitability in the future. If Damon overestimates its requirements, its suppliers may have excess inventory, which indirectly would increase its costs. If Damon underestimates its requirements, its suppliers may have inadequate inventory, which could interrupt manufacturing of its vehicles and result in delays in deliveries and revenues or negatively impact its ongoing relationships with its suppliers. In addition, lead times for materials and components that its suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If Damon fails to order sufficient quantities of product components in a timely manner, the delivery of vehicles to its customers could be delayed, and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon has received only a limited number of reservations for its vehicles, all of which may be cancelled and are fully refundable, and there is no assurance that such reservations will be converted into sales.

As of June 30, 2024, Damon had unfulfilled reservations for more than 3,323 HyperSport and HyperFighter motorcycles, which were placed with fully refundable deposits. Damon’s customers may cancel their reservations without penalty and for any reason until they place an order for their motorcycle, at which point the deposit becomes non-refundable and the customer is required to pay an additional non-refundable deposit. Damon has experienced cancellations in the past, and further customers may cancel their reservations for many reasons outside of its control, including changes in government subsidies and economic incentives. The potentially long wait from the time a reservation is made until the time the vehicle is delivered could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments and other factors. In addition, any further delays in the expected start of production of the HyperSport line of motorcycles or other upcoming models could result in significant reservation cancellations. No assurance can be given that reservations will not be cancelled and will ultimately result in the final purchase, delivery and sale or lease of motorcycles. Accordingly, the number of reservations has significant limitations as a measure of demand for Damon’s products, including demand for particular body styles, models or trim levels, or for future motorcycle sales.

If Damon fails to manage future growth effectively, it may not be able to produce, market, service and sell (or lease) its motorcycles successfully.

Damon plans to expand its operations in the near future in connection with the planned production of its motorcycles, which will require it to hire and train new personnel, accurately forecast production and revenue, control expenses and investments in anticipation of expanded operations, establish new or expand current design, production and sales and service facilities, implement and enhance administrative infrastructure, systems and processes, address new markets and establish international operations. If Damon fails to efficiently manage its growth, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon expects to experience significant and rapid growth in the scope and complexity of its business, which may place a significant strain on Damon’s senior management team and its financial and other resources. Such growth, if experienced, may expose Damon to greater costs and other risks associated with growth and expansion. Damon may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance its operations. Damon may be unsuccessful in these efforts or may be unable to project accurately the rate or timing of these increases.

Damon’s ability to manage its growth effectively will require Damon to continue to improve its operations, to improve financial and management information systems, and to train, motivate, and manage future employees. This growth may place a strain on Damon’s management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage Damon’s business, or the failure to manage growth effectively, could have a materially adverse effect on Damon’s business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm Damon’s business, financial condition, and results of operations.

Damon has very limited experience servicing its motorcycles. If it is unable to address the service requirements of its future customers, Damon’s business may be materially and adversely affected.

Damon has limited experience in servicing its motorcycles, and it expects to be required to increase its servicing capabilities as it scales its operations and continues to grow, including by building Damon experience centers in the U.S. and Canada. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. Although Damon believes the experience it has gained developing and operating prototypes of its motorcycles positions it well to service its motorcycles and future products, Damon has no after-sale experience of maintaining and servicing motorcycles for its customers at scale, and there is no guarantee Damon will be able to do so. There can be no assurance that Damon’s service arrangements will adequately address the service requirements of Damon’s customers to their satisfaction, or that Damon and its partners will have sufficient resources to timely meet ongoing service requirements at scale. In addition, Damon anticipates the level and quality of the services it plans to provide its customers will have a direct impact on the success of its brand, reputation and ongoing sales. Failure to address the servicing requirements of its customers could harm Damon’s reputation or materially adversely affect its business, financial condition, operating results and prospects.

Damon’s customers will also depend on Damon’s customer support team to resolve technical and operational issues relating to the software integrated in its vehicles. Damon’s ability to provide effective customer support is largely dependent on its ability to attract, train and retain qualified personnel with experience in supporting customers on platforms such as Damon’s platform. As it continues to grow, additional pressure may be placed on Damon’s customer support team, and Damon may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. Damon may also be unable to modify the future scope and delivery of its technical support to compete with changes in the technical support provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect Damon’s results of operation. If Damon is unable to successfully address the servicing requirements of its customers or establish a market perception that it maintains high-quality support, it may be subject to claims from its customers, including for breach of warranties, loss of revenue or damages, and its business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s motorcycles may not perform in line with customer expectations.

Damon’s vehicles, including the HyperSport line of motorcycles, may not perform in line with customers’ expectations. For example, Damon’s vehicles may not have the durability or longevity of other vehicles in the market and may not be as easy and convenient to repair as other vehicles in the market. Any product defects or any other failure of Damon’s vehicles to perform as expected could harm its reputation and result in adverse publicity, harm to the Damon brand and reputation, lost revenue, delivery delays, product recalls, product liability claims, significant warranty and other expenses, and could have a material adverse impact on Damon’s business, financial condition, operating results and prospects. Additionally, problems and defects experienced by other electric consumer vehicles could by association have a negative impact on perception and customer demand for Damon’s vehicles.

Further, Damon’s vehicles may contain defects in components, software, design and manufacture that may cause them not to perform as expected or that may require repairs, recalls or design changes, any of which would require significant financial and other resources to successfully navigate and resolve. Damon initially plans to deliver its vehicles without CoPilot ADAS, and thereafter to deliver its vehicles with CoPilot ADAS with limited functionality, with the goal to activate additional features over time. There is no guarantee that the CoPilot ADAS will ultimately perform in line with expectations. Damon’s vehicles use a substantial amount of software code to operate and software products are inherently complex and often contain defects and errors when first introduced. Efforts to remedy any issues Damon observes in its products could significantly distract management’s attention from other important business objectives, may not be timely, may hamper production or may not be to the satisfaction of its customers. Further, while extensive internal testing has been performed on Damon’s vehicles’ software and hardware systems, Damon’s limited operating history and limited field data reduce its ability to evaluate and predict the long-term quality, reliability, durability and performance characteristics of its vehicles. There can be no assurance that Damon will be able to detect and resolve any defects in its vehicles prior to their sale to customers. If any of Damon’s vehicles fail to perform as expected, deliveries may have to be delayed, product recalls initiated and servicing or updates under warranty provided at Damon’s expense, which could adversely affect Damon’s brand in its target markets and its business, financial condition, operating results and prospects may be materially adversely affected.

Sales will depend in part on Damon’s ability to establish and maintain confidence in its business prospects among customers, analysts and others within its industry.

Consumers may be less likely to purchase Damon’s products if they do not believe that its business will succeed or that its operations, including service and customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with Damon if they are not convinced that its business will succeed. Accordingly, to build, maintain and grow its business, Damon must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to its liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including Damon’s limited operating history, others’ unfamiliarity with its products, uncertainty regarding the future of electric vehicles, any prior or future delays in scaling production, delivery and service operations to meet demand, competition and Damon’s production and sales performance compared with market expectations. Some of these factors are outside of Damon’s control, and any negative perceptions about Damon’s business prospects, even if exaggerated or unfounded, would likely harm its business and make it more difficult to raise additional capital in the future. In addition, a significant number of new electric vehicle companies have recently entered the automotive industry, which is an industry that has historically been associated with significant barriers to entry and a high rate of failure. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, including Damon, and further challenging customer, supplier and analyst confidence in Damon’s business prospects.

Damon’s business and prospects depend significantly on its ability to build its brand. Damon may not succeed in continuing to establish, maintain and strengthen the Damon brand, and its brand and reputation could be harmed by negative publicity regarding its company or products.

Damon’s business and prospects are heavily dependent on its ability to develop, maintain and strengthen the “Damon” brand. If Damon fails to establish, maintain and strengthen its brand, it may lose the opportunity to build a critical mass of customers. Promoting and positioning the “Damon” brand will likely depend significantly on Damon’s ability to provide high quality vehicles and services and engage with its customers as intended and Damon has limited experience in these areas. In addition, Damon expects that its ability to develop, maintain and strengthen the “Damon” brand will also depend heavily on the success of its user development and branding efforts. Such efforts mainly include building a community of online and offline users engaged with Damon through its mobile application and Damon stores as well as other branding initiatives and events. Such efforts may be non-traditional and may not achieve the desired results. To promote the “Damon” brand, Damon may be required to change its user development and branding practices, which could result in substantially increased expenses, including the need to use traditional media such as television, radio and print. If Damon does not develop and maintain a strong brand, its business, financial condition, operating results and prospects may be materially and adversely impacted.

In addition, if incidents with Damon’s business, vehicles or services occur or are perceived to have occurred, whether or not such incidents are Damon’s fault, Damon could be subject to adverse publicity. In particular, given the popularity of social media, posts and opinions regarding Damon, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in the “Damon” brand. Further, there is the risk of potential adverse publicity related to Damon’s manufacturing or other partners, whether or not such publicity is related to their collaboration with Damon. Damon’s ability to successfully position its brand could also be adversely affected by perceptions about the quality of its partners’ vehicles. In addition, from time-to-time, Damon’s vehicles are evaluated and reviewed by third parties. Any negative reviews or reviews which compare Damon unfavorably to competitors could adversely affect consumer perception about Damon’s vehicles.

The motorcycle market is highly competitive, and Damon may not be successful in competing in this industry.

The motorcycle market is highly competitive, and Damon expects it will become even more so in the future. Currently, Damon’s principal competition for its vehicles comes principally from manufacturers of motorcycles with internal combustion engines powered by gasoline, including in the premium and other segments of its business. Damon cannot assure that customers will choose its vehicles over those of its competitors’ internal combustion-engine motorcycles. Although Damon intends to strategically enter into the market in the premium electric vehicle segment, it similarly expects this segment will become more competitive in the future as additional competitors enter into it, both from established brands and new entrants from various regions of the globe.

Many of Damon’s current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than Damon and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products. Based on publicly available information, a number of Damon’s competitors already have displayed prototype electric motorcycles and have announced target availability and production timelines, while others have launched pilot programs or full commercial offerings in certain markets.

Notably, Damon expects competition in its industry to intensify in the future in light of increased demand and regulatory push for alternative fuel vehicles, continuing globalization and consolidation in the worldwide motorcycle industry. Factors affecting competition include, among others, product quality and features, innovation and development time, pricing, reliability, safety, fuel and energy economy, customer service (including breadth of service network) and financing terms. Damon’s ability to successfully compete in the motorcycle industry will be fundamental to its future success in existing and new markets and its market share. There can be no assurance that Damon will be able to compete successfully in the markets in which it operates. If Damon’s competitors introduce new models or services that successfully compete with or surpass the quality, price, performance or availability of Damon’s vehicles or services, Damon may be unable to satisfy existing customers or attract new customers at the prices and levels that would allow it to generate attractive rates of return on its investment. Increased competition could result in lower vehicle unit sales, price reductions and revenue shortfalls, loss of customers and loss of market share, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

There may be unanticipated obstacles to the execution of Damon’s business model.

Damon’s business plans may change significantly. Damon’s business model is capital intensive. Damon believes that its chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of Damon’s principals and advisors. Damon’s management reserves the right to make significant modifications to its stated strategies depending on future events.

Damon’s proposed plan of operation and prospects will depend largely upon its ability to successfully establish Damon’s presence in a timely fashion, retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that Damon will be able to successfully implement its business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Demand in the motorcycle industry is highly volatile.

Volatility of demand in the motorcycle industry may materially and adversely affect Damon’s business, financial condition, operating results and prospects. The markets in which Damon will be competing have been subject to considerable volatility in demand in recent periods. Demand for motorcycle sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new motorcycles and technologies. As a new start-up manufacturer, Damon will have fewer financial resources than more established motorcycle manufacturers to withstand changes in the market and disruptions in demand.

Damon’s ability to generate meaningful product revenue will depend upon consumer’s willingness to adopt electric motorcycles.

Damon’s growth will greatly depend upon the adoption by consumers of, and Damon is subject to an elevated risk of any reduced demand for, alternative fuel motorcycles in general and electric motorcycles in particular. If the market for electric motorcycles does not develop as expected or develops more slowly than expected, Damon’s business, financial condition, operating results and prospects may be materially adversely affected. The market for alternative fuel motorcycles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new motorcycle announcements and changing consumer demands and behaviors. Factors that may influence the adoption of alternative fuel motorcycles, and specifically electric motorcycles, include:

perceptions about electric motorcycle quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric motorcycles;

perceptions about motorcycle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including motorcycle electronics and braking systems;

the limited range over which electric motorcycles may be driven on a single battery charge;

the decline of an electric motorcycle’s range resulting from deterioration over time in the battery’s ability to hold a charge or short-term declines resulting from adverse weather conditions;

concerns about electric grid capacity and reliability, which could derail Damon’s efforts to promote electric motorcycles as a practical solution to motorcycles which require gasoline;

the availability of alternative fuel motorcycles, including plug-in hybrid electric motorcycles;

improvements in the fuel economy of the internal combustion engine;

the availability of service for electric motorcycles;

the environmental consciousness of consumers;

volatility in the cost of oil and gasoline;

government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

access to charging stations, standardization of electric motorcycle charging systems and consumers’ perceptions about convenience and cost to charge an electric motorcycle;

the availability of tax and other governmental incentives to purchase and operate electric motorcycles or future regulation requiring increased use of nonpolluting motorcycles;

perceptions about and the actual cost of alternative fuel; and

macroeconomic factors.

The influence of any of the factors described above may cause current or potential customers not to purchase Damon’s electric motorcycles, which would materially adversely affect Damon’s business, operating results, financial condition and prospects.

The transportation industry has significant barriers to entry that Damon must overcome in order to manufacture and sell its electric motorcycles at scale.

The transportation industry is characterized by significant barriers to entry, including large capital requirements, investment costs of developing, designing, manufacturing and distributing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales and service locations. Since Damon is focused on electric motorcycles, it faces a variety of added challenges to entry that a traditional motorcycle manufacturer would not encounter, including additional costs of developing and producing an electric powertrain that has comparable performance to a traditional internal combustion engine in terms of range and power, inexperience with servicing electric vehicles, regulations associated with the transport of batteries, the need to establish or provide access to sufficient charging locations and unproven high-volume customer demand for fully electric motorcycles. If Damon is not able to overcome these barriers, its business, financial condition, operating results and prospects may be materially adversely affected, and its ability to grow its business may be harmed.

Damon’s planned distribution model is different from the predominant current distribution model for motorcycle manufacturers, which makes evaluating its business, financial condition, operating results and prospects difficult.

Damon’s planned distribution model is not common in the automotive industry today, particularly in North America. Damon plans to conduct vehicle sales directly to customers rather than through dealerships, primarily through Damon’s website, subject to obtaining applicable dealer licenses and equivalent permits in such jurisdictions. Further, generally all Damon vehicles will be made to order. This model of vehicle distribution is relatively new and unproven, and subjects Damon to substantial risk as it requires, in the aggregate, significant expenditures and provides for slower expansion of distribution and sales systems than may be possible by utilizing the traditional dealer franchise system. For example, Damon may not be able to utilize long established sales channels developed through a franchise system to increase its sales volume. Moreover, Damon will be competing with companies with well established distribution channels. Damon’s success will depend in large part on Damon’s ability to effectively develop its own sales channels and marketing strategies.

Implementing such distribution model is subject to numerous significant challenges, including obtaining licenses or equivalent permits and approvals from government authorities, and there is no assurance that Damon will be able to obtain such licenses, permits and approvals. Further, there are substantial automotive franchise laws in place in many jurisdictions around the world and Damon may be exposed to significant franchise dealer litigation risks.

If Damon’s direct sales and leasing model does not develop as expected or develops more slowly than expected, it may be required to modify or abandon its sales and leasing model, which could materially and adversely affect its business, financial condition, operating results and prospects.

Damon’s marketing programs may not be successful.

Damon believes its brand is critical to its business. Damon will incur costs and expend other resources in its marketing efforts to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of revenues or growth. Additionally, most, if not all, of Damon’s competitors have greater financial resources, which enable them to spend significantly more than Damon is able to on marketing and advertising. Should Damon’s competitors increase spending on marketing and advertising or Damon’s marketing funds decrease for any reason, or should its advertising and promotions be less effective than its competitors, there could be a material adverse effect on Damon’s results of operations and financial condition.

Damon is dependent on its suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of Damon’s vehicles at prices and volumes acceptable to Damon would have a material adverse effect on its business, financial condition, operating results and prospects.

Damon is dependent on third-party suppliers and manufacturers to supply and manufacture parts and components, sub-assemblies and assemblies included in its vehicles, and it expects to continue to rely on third parties to supply and manufacture such parts and components, sub-assemblies and assemblies in the future. While Damon obtains parts and components, sub-assemblies and assemblies from multiple sources whenever possible, some of the parts and components, sub-assemblies and assemblies used in its vehicles are purchased from a single source.

Damon intends to mitigate supply chain risk by entering into long-term supply agreements with key manufacturers and suppliers where appropriate, including where there is a single source supplier, but has not secured such long-term supply agreements to date, and there can be no assurance that it will be able to do so on terms that are acceptable to Damon, or at all. Further, the supplier agreements Damon may enter into with key suppliers in the future may contain provisions where such agreements can be terminated in various circumstances, including potentially without cause. While Damon believes that it may be able to establish alternate supply relationships and can obtain or potentially engineer replacement components for some of its single source components, it may be unable to do so in the short-term or at all, or at prices, volumes or quality levels that are acceptable to it. Changes in business conditions, pandemics, governmental changes, political conflict and other factors beyond Damon’s control, or that it does not presently anticipate, could affect its ability to receive components from its suppliers.

Any disruption in the supply of parts and components, sub-assemblies and assemblies, whether or not from a single source supplier, could temporarily disrupt manufacturing of Damon’s vehicles until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond Damon’s control or which it does not presently anticipate, could also affect Damon’s suppliers’ ability to deliver components to Damon on a timely basis and ultimately, Damon’s ability to economically produce and distribute its vehicles.

In particular, Damon’s vehicles contain electronics, microprocessors control modules, and other computer chips. As a result of the supply chain disruptions commencing with the ongoing COVID-19 pandemic, there has been a surge in demand for semiconductor microchips, which led to a worldwide supply shortage at the end of 2020 and into 2022 in the transportation industry. Damon is dependent on its suppliers to deliver many components that contain these microchips, and a shortage of microchips could disrupt Damon’s operations and its ability to timely deliver vehicles to customers. Damon is closely monitoring the availability of these components, assessing the supply chain and production impacts and seeking potential alternatives.

Also, if any of Damon’s suppliers become economically distressed or go bankrupt, Damon may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase its costs, affect its liquidity or cause production disruptions.

The inability of any of Damon’s suppliers to deliver necessary parts and components, sub-assemblies and assemblies according to Damon’s schedule and at prices, volumes or quality levels acceptable to Damon, Damon’s inability to efficiently manage these parts and components, sub-assemblies and assemblies, or the termination or interruption of any material supply arrangement could materially adversely affect Damon’s business, financial condition, operating results or prospects. Further, as the scale of Damon’s vehicle production increases, Damon will need to accurately forecast, purchase, warehouse and transport components to its manufacturing facilities and servicing locations internationally and at much higher volumes. If it is unable to accurately match the timing and quantities of component purchases to its actual needs or successfully implement automation, inventory management and other systems to accommodate the increased complexity in its supply chain, Damon may incur unexpected production disruption, storage, transportation and write-off costs.

Any of the foregoing may materially adversely affect Damon’s business, financial condition, operating results or prospects.

If Damon’s suppliers fail to use ethical business practices and comply with applicable laws and regulations, Damon’s brand image could be harmed due to negative publicity.

Damon’s core values, which include developing high quality electric motorcycles while operating with integrity, are an important component of the Damon brand image, which makes Damon’s reputation sensitive to allegations of unethical business practices. Damon does not control its suppliers or their business practices. Accordingly, there is no assurance of compliance on the part of Damon’s suppliers with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead Damon to seek alternative suppliers, which could increase its costs and results in delayed delivery of its products, product shortages or other disruptions of its operations.

Violation of labor or other laws by Damon’s suppliers or the divergence of a supplier’s labor or other practices from those generally accepted as ethical in the markets in which Damon operates could also attract negative publicity for Damon and its brand. If Damon, or other manufacturers in the industry in which Damon operates, encounters similar problems in the future, the Damon brand and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon could experience cost increases or disruptions in supply of raw materials or other components used in its vehicles.

Damon incurs significant costs related to procuring raw materials required to manufacture and assembling its vehicles. Damon uses various raw materials in its vehicles including aluminum, steel, carbon fiber, non-ferrous metals such as copper, lithium, nickel, and cobalt. The prices for these raw materials fluctuate depending on factors beyond Damon’s control including market conditions and global demand for these materials and could adversely affect Damon’s business, financial condition, operating results and prospects. Damon’s business will also depend on the continued supply of battery cells for its vehicles. Battery cell manufacturers may refuse to supply electric vehicle manufacturers to the extent they determine that their vehicles are not sufficiently safe. Damon is exposed to multiple risks related to availability and pricing of quality lithium-ion battery cells. These risks include:

the inability or unwillingness of current battery cell manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric or plug-in hybrid vehicle industry as demand for such cells increases;

disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

an increase in the cost or decrease in the availability of raw materials used in battery cells, such as lithium, nickel, cobalt, used in lithium-ion cells.

Further, currency fluctuations, tariffs or shortages in petroleum and other economic or political conditions may result in significant increases in freight charges and raw material costs. Substantial increases in the prices for Damon’s raw materials or components would increase its operating costs and could reduce its margins. In addition, a growth in popularity of electric vehicles without a significant expansion in battery cell production capacity could result in shortages which would result in increased materials costs to Damon, and its business, financial condition, operating results and prospects may be materially adversely affected.

Increased freight and shipping costs or disruptions in transportation and shipping infrastructure could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon intends to utilize air, sea and ground freight via third-party freight services for the transportation of supplies to its facilities and assembled vehicles to its customers. Adverse fluctuations in freight costs, limitations on shipping and receiving capacity, and other disruptions in the transportation and shipping infrastructure at important shipping and delivery points for Damon’s products, as well as for parts and components, sub-assemblies and assemblies used in Damon’s vehicles could materially adversely affect Damon’s business, financial condition, operating results and prospects. For example, delivery delays or increases in transportation costs (including through increased energy costs, increased carrier rates or driver wages as a result of driver shortages, a decrease in transportation capacity, or work stoppages or slowdowns) could significantly decrease Damon’s ability to make vehicle sales and earn revenues. Labor shortages or work stoppages in the transportation industry or long-term disruptions to the national and international transportation infrastructure that lead to delays or interruptions of deliveries or which would necessitate Damon securing alternative shipping suppliers could also increase Damon’s costs or otherwise materially adversely affect its business, financial condition, operating results and prospects.

Damon depends on certain key personnel, and its success will depend on its continued ability to retain and attract qualified management, technical and vehicle engineering and sales personnel.

Damon’s success will depend on the efforts, abilities, continued service and performance of Damon’s senior management team and key management, technical, vehicle engineering and sales personnel, and in particular from Jay Giraud, Chief Executive Officer, Bal Bhullar, Chief Financial Officer, Derrek Dorresteyn, Chief Technology Officer, Amber Spencer, Chief Marketing Officer. A number of these key employees have significant experience in the motorcycle and electric vehicle manufacturing industry. If any key personnel were to terminate their employment with, or cease providing services to, Damon, the risks described in this section may be heightened and Damon may have difficulty or may not be able to locate and hire a suitable replacement. Damon has not obtained any “key person” insurance on certain key personnel at this time.

Damon’s directors and executive officers may have other business interests and obligations to other entities.

None of Damon’s directors or officers will be required to manage Damon as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to Damon, provided that such activities do not compete with the business of Damon or otherwise breach their agreements with Damon. Damon is dependent on its directors and officers to successfully operate Damon. Their other business interests and activities could divert time and attention from operating Damon’s business.

Potential conflicts of interest may arise in the course of Damon’s operations involving any member of management’s interest, or an affiliate company’s interest, as well as their respective interests in other potential unrelated activities. While Damon does have processes and procedures in place to identify, analyze or monitor conflicts of interest, there is no assurance that such processes and procedures will identify or disclose every conflict of interest that may arise.

Damon’s business may be adversely affected by labor and union activities.

Although none of Damon’s employees are currently represented by a labor union, it is common throughout the motorcycle industry generally for many employees at motorcycle companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Damon also directly and indirectly depends upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies. If a work stoppage occurs within Damon’s business or that of Damon’s key suppliers, it could delay the manufacture and sale of Damon’s electric motorcycles and may have a material adverse effect on Damon’s business, financial condition, operating results and prospects. Additionally, if Damon expands its business to include full in-house manufacturing of motorcycles, Damon’s employees might join or form a labor union and Damon may be required to become a union signatory.

Damon has undergone recent reductions in force and may undergo additional reductions in force in the future. However, any headcount reduction may not result in anticipated cost savings and could have negative or unanticipated impacts on Damon’s business.

To reduce operating expenses, Damon reduced its headcount, approximately 50% in early 2023 to early 2023 and Damon may seek to undergo additional workforce restructurings in the future. Damon may not realize the anticipated benefits, savings and improvements in its cost structure from such restructurings because of unforeseen difficulties, delays or unexpected costs. In particular, headcount reductions could lead to disruptions to operations, material delays in research and development, attrition beyond planned layoffs and increased challenges to hire and retain qualified personnel. If Damon is unable to realize the expected operational efficiencies and cost savings from past or future restructurings, Damon’s operating results and financial condition would be adversely affected.

Damon is or may be subject to risks associated with strategic alliances and acquisitions.

Damon has entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further Damon’s business purpose from time-to-time. These alliances could subject Damon to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect its business. Damon may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, Damon may also suffer negative publicity or harm to its reputation by virtue of its association with any such third party.

In addition, although Damon does not have any current acquisition plans, if appropriate opportunities arise, Damon may acquire additional assets, products, technologies or businesses that are complementary to its existing business. In addition to a potential requirement for shareholder approval, Damon may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may derail its business strategy if Damon fails to do so. Further, past and future acquisitions and the subsequent integration of new assets and businesses into Damon (including the Business Combination) may require significant attention from Damon’s management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on Damon’s business operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

Manufacturing in collaboration with partners is subject to risks.

Damon has agreed to a partnership with Auteco , for the manufacturer of a lower-cost global electric motorcycle (HyperLite) in the future. Damon intends to be paid by Auteco for each vehicle it assembles and sells on a per-vehicle basis monthly for the first five years of production. In addition, Damon has established a strategic partnership with Indika Energy for manufacturing, licensing and distribution in Indonesia, with the ability to expand that partnership to all of Southeast Asia. Damon may enter into similar with third party manufacturers in the future for its vehicles. Collaboration with third parties for the manufacturing of vehicles is subject to risks with respect to operations that are outside Damon’s control. Damon could experience delays to the extent its partners do not meet agreed upon timelines or experience capacity constraints. There is a risk of potential disputes with manufacturing partners, and Damon could be affected by adverse publicity related to its partners whether or not such publicity is related to their collaboration with Damon. Damon’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of its manufacturing partners’ vehicles. In addition, although Damon is involved in each step of the supply chain and manufacturing process, given Damon’s reliance on its partners to meet Damon’s quality standards, there can be no assurance that Damon will be able to successfully maintain such quality standards if outsourced manufacturing is adopted.

Damon may be unable to enter into new agreements or extend existing agreements with third-party manufacturing partners on terms and conditions acceptable to Damon and therefore may need to contract with other third parties or significantly add to its own production capacity. There can be no assurance that in such an event Damon would be able to partner with other third parties or establish or expand its own production capacity to meet its needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that vehicles manufactured at facilities of new third-party partners comply with Damon’s quality standards and regulatory requirements, may be greater than anticipated. The occurrence of any of the foregoing may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Manufacturing at Damon’s leased facility presents inherent risk.

Damon is currently developing its battery and motorcycle assembly lines at its leased facility in San Rafael, California, in the greater San Francisco area. While Damon expects to be ready for initial production in 2026, there can be no assurance that Damon will be able to complete the build-out on schedule and within budget, and more generally that Damon will be able to establish and expand production capacity to satisfy current reservations or future anticipated demand. This risk extends to supply chain and manufacturing quality risk, which could lead to lower volumes or lower quality than expected by customers. Further, if Damon is able to scale its manufacturing to meet demand, Damon may need to lease a larger facility, and there is no guarantee that Damon will be able to do so on terms satisfactory to Damon.

The delivery of HyperSport and subsequent motorcycles to Damon’s future customers and the revenue derived therefrom depends on Damon’s ability to source and fulfill the required vehicle manufacturing capacity, and it will depend on the ability of a future lessor to build and outfit future manufacturing facility. A future lessor’s ability to fulfill its obligations is outside of Damon’s control and depends on a variety of factors including the lessor’s operations, financial condition and geopolitical and economic risks. If a future lessor is unable to fulfill its obligations or is only able to partially fulfill its obligations, Damon will not be able to manufacture and sell its HyperSport and other motorcycles in the volumes anticipated within the timeframe that Damon anticipates, if at all.

Damon is and will be dependent on its manufacturing facilities. If one or more of its current or future manufacturing facilities become inoperable, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon’s future revenue will be dependent on its manufacturing facilities. To the extent that Damon experiences any operational risk including, among other things, natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics or pandemics, and labor work force and work stoppages, resulting in any of its current or future manufacturing facilities becoming inoperable or capacity constrained, Damon will be required to make capital expenditures even though it may not have available resources at such time. Additionally, there is no guarantee that the proceeds available from Damon’s insurance policies would be sufficient to cover such capital expenditures. As a result, Damon’s insurance coverage and available resources may prove to be inadequate for events that may cause any of its current or future manufacturing facilities to become inoperable or capacity constrained, or any significant disruption to its operations. Any disruption in Damon’s manufacturing processes could result in delivery delays, scheduling problems, increased costs, or production interruption, which, in turn, may result in its customers deciding to purchase products from its competitors. Damon is and will be dependent on its current and future manufacturing facilities which will in the future require a high degree of capital expenditures. If Damon’s current or future assembly facilities becomes inoperative, capacity constrained or if operations are disrupted, its business, financial condition, operating results and prospects may be materially adversely affected.

Damon relies on complex machinery for its operations, and production of its vehicles involves a significant degree of risk and uncertainty in terms of operational performance, safety, security and costs.

Damon relies heavily on complex machinery for its operations and its production will involve a significant degree of uncertainty and risk in terms of operational performance, safety, security, and costs. Damon’s contemplated and its partners’ manufacturing facilities make use of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time-to-time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing facility components may significantly affect operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of Damon’s control, including, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity, and natural disasters. There is no guarantee that adverse events will not occur in the future, or that Damon will be able to contain such events without damage or delay. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, vehicles, supplies, tools and materials, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs, and potential legal liabilities, all which could have a material adverse effect on Damon’s business, financial condition, operating results or prospects. Although Damon generally carries insurance to cover such operational risks, there is no assurance that such insurance coverage will be sufficient to cover potential costs and liabilities arising therefrom. A loss that is uninsured or exceeds policy limits may require Damon to pay substantial amounts, which could adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s business may be negatively impacted by depreciation of equipment.

Damon expects to continue to invest significantly in what it believes is state of the art tooling, machinery and other manufacturing equipment for the product lines where the HyperSport and subsequent HyperDrive powertrain platforms based vehicles are manufactured/assembled, and Damon will depreciate the cost of such equipment over its expected useful life. Additionally, Damon expects manufacturing partners will be investing in their production lines in support of Damon’s vehicle delivery goals. However, manufacturing technology may evolve rapidly, and Damon or its partners may decide to update its manufacturing process with cutting-edge equipment more quickly than expected. Moreover, as Damon ramps the commercial production of its vehicles, Damon’s experience may cause it to discontinue the use of already installed equipment in favour of different or additional equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent such equipment is owned by us, Damon’s results of operations could be negatively impacted.

Misconduct by employees of Damon or third-party service providers could cause significant losses to Damon.

Misconduct by employees of Damon or third-party service providers could cause significant losses to Damon. Losses could also result from actions by third party service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and third-party service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting Damon’s business prospects or future marketing activities. No assurances can be given that the due diligence performed by Damon will identify or prevent any such misconduct.

Risks Related to Economic Conditions

Global economic conditions, including inflation, could materially adversely impact demand for Damon’s products and services.

Damon’s operations and performance depend significantly on economic conditions. Motorcycles are generally considered discretionary items for consumers. Many factors impact discretionary spending, including general economic conditions, inflation, unemployment, credit markets and consumer confidence in future economic conditions. Global economic conditions continue to be uncertain, particularly in light of high inflation and recent instability in the U.S. banking system. Consumer purchases of discretionary items tend to be suppressed during recessionary periods when disposable income is lower, or during periods of economic instability or uncertainty when consumer confidence is low, which may make potential customers more likely to forgo or to postpone purchasing Damon’s vehicles, or to purchase less expensive product offerings, which may be less profitable to Damon.

Any financial or economic crisis, or perceived threat of such a crisis, including a significant decrease in consumer confidence, may materially and adversely affect Damon’s business, financial condition, results of operations and prospects.

The global financial markets experienced significant disruptions in 2008 and the Canadian, United States, European and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and the global financial markets are facing new challenges, including and supply chain shortages or disruptions, and future potential economic slowdowns. It is unclear whether these challenges will be contained and what effects they each may have. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. Economic conditions in China are sensitive to global economic conditions. Recently there have been signs that the rate of China’s economic growth is declining. Any prolonged slowdown in China’s economic development might lead to tighter credit markets, increased market volatility, sudden drops in business and consumer confidence and dramatic changes in business and consumer behaviors.

Sales of high-end and luxury consumer products, such as Damon’s performance electric motorcycles, depend in part on discretionary consumer spending and are even more exposed to adverse changes in general economic conditions. In response to their perceived uncertainty in economic conditions, consumers might delay, reduce or cancel purchases of Damon’s electric vehicles and Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Damon faces risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt its operations.

Damon’s business could be adversely affected by the effects of local or global outbreaks, and epidemics or pandemics. Damon’s business operations could be disrupted if any of its employees are suspected of having contracted any contagious and virulent viruses or other diseases, since it could require its employees to be quarantined or its offices to be disinfected. In addition, to the extent that any such outbreak, epidemic or pandemic would have detrimental effects on general economic conditions Damon’s business, financial condition, operating results or prospects may be materially adversely affected.

Damon’s headquarters and Damon-operated locations, as well as certain of Damon’s vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt Damon’s business and may adversely affect Damon’s ability to continue its operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect Damon’s operations.

Although Damon has data hosted in offsite locations, Damon’s backup system does not capture data on a real-time basis and Damon may be unable to recover certain data if a server fails. Damon cannot assure that any backup systems will be adequate to protect it from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect Damon’s ability to provide services on its platform.

Damon’s risk management efforts may not be effective which could result in unforeseen losses.

Damon could incur substantial losses and its business operations could be disrupted if Damon is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to its business, assets and liabilities. Damon’s risk management policies, procedures, and techniques, including its scoring methodology, may not be sufficient to identify all of the risks Damon is exposed to, mitigate the risks Damon has identified or identify additional risks to which Damon may become subject in the future.

Damon is subject to risks related to customer credit.

Damon has partnered to offer leasing and financing of its vehicles to potential customers within the U.S. and is working to establish partnerships outside the U.S. through other third-party financing partners, Damon currently has no agreements in place with any potential financing partners. Damon cannot provide any assurance that such third-party financing partners would be able or willing to provide such services on terms acceptable to Damon or its customers, or to provide such services at all. Further, because Damon has not yet sold any vehicles and no secondary market for its vehicles exists, the future resale value of its vehicles is difficult to predict, and the possibility that resale values could be lower than expected increases the difficulty of providing leasing terms that appeal to potential customers through such third-party financing partners. Damon believes that the ability to offer attractive leasing and financing options is particularly relevant to customers in the luxury motorsport vehicle segments in which Damon will compete, and if Damon is unable to offer its customers an attractive option to finance the purchase of or lease HyperSport motorcycles or planned future models, such failure could substantially reduce the pool of potential customers and decrease demand for Damon’s vehicles.

Further, offering leasing and financing alternatives to customers could expose Damon to risks commonly associated with the extension of consumer credit. Competitive pressure and challenging markets could increase credit risk through leases and loans to financially weak customers, extended payment terms, and leases and loans into new and immature markets, and any such credit risk could be further heightened in light of the economic uncertainty and any economic recession or other downturn, including by reason of a disease outbreak, such as the COVID-19 pandemic. If Damon is unable to provide leasing and financing arrangements that appeal to potential customers, or if the provision of such arrangements exposes it to excessive consumer credit risk, Damon’s business, financial condition, operating results and prospects may be materially adversely affected.

Motorcycle retail sales depend heavily on affordable interest rates and availability of credit for financing and a substantial increase in interest rates could materially and adversely affect Damon’s business, financial condition, operating results and prospects.

In certain regions, including North America and Europe, financing for new vehicle sales was available at relatively low interest rates in recent years due to, among other things, expansive government monetary policies. Interest rates began to rise sharply in early 2022, and market rates for new vehicle financing have increased as well. Higher interest rates make Damon’s vehicles less affordable to customers and could steer customers to less expensive vehicles that would be less profitable for Damon compared to premium vehicles. Additionally, if consumer interest rates remain high or increase further, or if financial service providers further tighten lending standards or restrict their lending to certain classes of credit, customers may not desire or be able to obtain financing to purchase or lease Damon’s vehicles.

Fluctuations in exchange rates could have a material and adverse effect on Damon’s results of operations.

Damon reports its financial results in U.S. dollars and anticipates that a material portion of its sales and operating costs will be realized in currencies other than the U.S. dollar. If the value of any of said currencies depreciates relative to the U.S. dollar, Damon’s foreign currency revenue will decrease when translated to U.S. dollar for reporting purposes. Alternatively, if the value of any of these currencies appreciates relative to the U.S. dollar, Damon’s operating costs will increase when translated to U.S. dollar for reporting purposes. Although these risks may sometimes be naturally hedged by a match in Damon’s sales and operating costs denominated in the same currency, fluctuations in foreign currency exchange rates could create discrepancies between Damon’s sales and its operating costs in a given currency which may have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Fluctuations in foreign currency exchange rates could also have a material adverse effect on the relative competitive position of Damon’s products in markets where they face competition from manufacturers who are less affected by such fluctuations in exchange rates. The value of the U.S. dollar against the Canadian dollar and other currencies is affected by changes in various political and economic conditions. It is difficult to predict how market forces or government policy may impact the exchange rate between U.S. dollars and other currencies in the future. Changes in currency exchange rates can have impacts on the costs of imported goods for motorcycle assembly, and it can change the relative value or demand for motorcycles abroad.

Damon’s sales and operating results may fluctuate from quarter-to-quarter and from year-to-year as they are affected, among other things, by the seasonal nature of Damon’s products, fluctuation in Damon’s operating costs and prevailing market conditions.

Damon’s future sales and operating results may experience substantial fluctuations from quarter-to-quarter and year-to-year. It is anticipated that sales for motorcycles in the principal markets in which Damon operates will be highest in spring and summer. In addition, Damon’s revenues and operating costs will fluctuate from period-to-period with the pace at which it increases its production capacity and designs, develops and produces new vehicles. As a result of these fluctuations in revenues and expenses, along with other factors that are beyond Damon’s control, including general economic conditions, changes in consumer preferences, weather conditions, vehicle sales mix, changes in the cost or availability of raw materials or labour, discretionary spending habits and currency exchange rate fluctuations, Damon may not be able to accurately predict its quarterly and annual sales and operating results, which are likely to fluctuate significantly from period-to-period. Sales and operating results in any period should not be considered indicative of the results to be expected for any future period.

Risks Related to Technology

Damon’s motorcycles rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if Damon is unsuccessful in addressing or mitigating technical limitations in its systems, its business, financial condition, operating results and prospects could be materially adversely affected.

Damon’s vehicles rely on software and hardware, including software and hardware developed or maintained by third parties, that is highly technical and complex and will require modification and updates over the life of the vehicles. In addition, the performance of the software solutions included in Damon’s vehicles depends on the ability of such software and hardware to store, retrieve, process and manage immense amounts of data. Damon’s software and hardware may contain errors, bugs or vulnerabilities, and its systems are subject to certain technical limitations that may compromise Damon’s ability to meet its objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects or technical limitations may be found within Damon’s software and hardware. Although Damon attempts to remedy any issues it observes in its vehicles and software as effectively and rapidly as possible, such efforts may not be timely, may hamper production or may not be to the satisfaction of Damon’s customers. Additionally, if Damon is able to deploy updates to the software addressing any issues, but such updates cannot or are not installed by its customers, such customers’ software will be subject to these vulnerabilities until they install such updates. If Damon is unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in its software and hardware, Damon may suffer damage to its reputation, loss of customers, loss of revenue or liability for damages, any of which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

There are complex software and technology systems that need to be developed by Damon and in coordination with vendors and suppliers to reach production for its vehicles, and there can be no assurance such systems will be successfully developed or integrated.

Damon’s vehicles and operations will use a substantial amount of complex third-party and in-house software and hardware. The development and integration of such advanced technologies are inherently complex, and Damon will need to coordinate with its vendors and suppliers to reach production for its vehicles. Defects and errors may be revealed over time and Damon’s control over the performance of third-party services and systems may be limited. Thus, Damon’s potential inability to develop and integrate the necessary software and technology systems may harm its competitive position.

Damon relies on third-party suppliers to develop a number of emerging technologies for use in its products, including battery technology and the use of different battery cell chemistries. Certain of these technologies and chemistries are not today, and may not ever be, commercially viable. There can be no assurances that Damon’s suppliers will be able to meet the technological requirements, production timing, and volume requirements to support Damon’s business plan. In addition, the technology may not comply with the cost, performance useful life and warranty characteristics that are anticipated. As a result, Damon’s business plan could be significantly impacted, and Damon may incur significant liabilities under warranty claims which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s industry and its technology are rapidly evolving and may be subject to unforeseen changes. Developments in alternative technologies or improvements in the internal combustion engine may materially and adversely affect the demand for its electric vehicles.

Damon will operate in the electric vehicle industry, which is rapidly evolving and may not develop as anticipated. The regulatory framework governing the industry is currently uncertain and may remain uncertain for the foreseeable future. As the industry in which Damon operates and Damon’s business develop, Damon may need to modify its business model or change its vehicles and services. These changes may be costly and may not achieve expected results, which could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Further, Damon may be unable to keep up with changes in electric vehicle technology or alternatives to electricity as a fuel source and, as a result, its competitiveness may suffer. Damon’s research and development efforts may not be sufficient to adapt to changes in electric vehicle technology. As technologies change, Damon plans to upgrade or adapt its vehicles and introduce new models in order to continue to provide vehicles with the latest technology, in particular safety technology and battery technology, which could involve substantial costs and lower its return on investment for existing vehicles. There can be no assurance that Damon will be able to compete effectively with alternative vehicles or source and integrate the latest technology into its vehicles, against the backdrop of Damon’s rapidly evolving industry. Even if Damon is able to keep pace with changes in technology and develop new models, Damon is subject to the risk that its prior models will become obsolete more quickly than expected, potentially reducing its return on investment.

Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect Damon’s business, financial condition, operating results and prospects in ways not currently anticipated. For example, relatively inexpensive fuel, such as compressed natural gas, may emerge as consumers’ preferred alternative to petroleum-based propulsion.

Damon may face challenges providing charging solutions.

Demand for Damon’s vehicles will depend in part on the availability of charging infrastructure. While the prevalence of charging stations has been increasing, charging station locations are significantly less widespread than gas stations. Some potential customers may choose not to purchase an electric vehicle because of the lack of a more widespread service network or charging infrastructure at the time of sale. Although Damon intends to offer the ability to use alternative current and direct current charging infrastructure, allowing customers to use existing charging infrastructure and standards to charge their motorcycles, Damon has very limited experience in the actual provision of charging solutions to customers and providing these services is subject to challenges, which include dependence on existing charging networks and installation providers in appropriate areas. Damon’s ability to generate customer loyalty and grow its business could be impaired by a lack of satisfactory access to charging infrastructure. To the extent Damon is unable to meet customer expectations or experiences difficulties in providing charging solutions, demand for its vehicles may suffer, and Damon’s business, financial condition, operating results and prospects may be materially and adversely affected.

If Damon were to pursue development of a proprietary charging solution, Damon would face significant challenges and barriers, including successfully navigating the complex logistics of rolling out a network and teams in appropriate areas, resolving issues related to inadequate capacity or overcapacity in certain areas, addressing security risks and risks of damage to vehicles, securing agreements with third-party providers to roll out and support a network of charging solutions in appropriate areas, obtaining any required permits and land use rights and filings, and providing sufficient financial resources to successfully roll out the proprietary charging solution, which could require diverting such resources from Damon’s other important business initiatives. In addition, Damon’s limited experience in providing charging solutions could contribute to additional unanticipated challenges that would hinder its ability to provide such solutions or make the provision of such solutions costlier than anticipated.

The range of Damon’s electric motorcycles on a single charge decline over time, which may negatively influence potential customers’ decisions whether to purchase its motorcycles.

The battery life and range of Damon’s motorcycles may vary or decline over time, like other vehicles that use current battery technology, including due to factors outside of Damon’s control. Factors such as rider behaviour, usage, speed, terrain, time and stress patterns may also impact the battery’s ability to hold a charge, which may decrease Damon’s motorcycles’ range before needing to recharge or could require Damon to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, for safety reasons or to protect battery capacity, which could further decrease Damon’s vehicles’ range between charges. Such decreases in or limitations of battery capacity and therefore range, whether imposed by deterioration, software limitations or otherwise, could also lead to customer complaints or warranty claims, including claims that prior knowledge of such decreases or limitations would have affected customers’ purchasing decisions. In addition, Damon cannot guarantee that battery life and range deterioration will not be greater than what is currently anticipated, nor that Damon will be able to improve the performance of its battery packs, or increase its vehicles’ range, in the future. Any deterioration above the expected level could affect Damon’s reputation or could materially adversely affect its business, financial condition, operating results and prospects.

Damon’s vehicles make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs that Damon produces make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack has been designed to passively contain any single cell’s release of energy without spreading to neighboring cells, a field or testing failure of Damon’s vehicles or other battery packs that it produces could occur, which could result in bodily injury or death and could subject Damon to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells such as a vehicle or other fire, even if such incident does not involve Damon’s vehicles, could materially adversely affect Damon’s business, financial condition, operating results and prospects.

In addition, once Damon begins mass manufacturing of its vehicles, it will be required to store a significant number of lithium-ion cells at its facilities. While safety procedures related to the handling of the cells have been implemented, any mishandling of battery cells, or safety issue or fire related to cells, may cause damage, injury and disruption to the operation of its facilities. Such damage or injury could lead to adverse publicity and potentially a safety recall.

Damon may be subject to risks associated with assisted driving technology.

Damon’s vehicles are being designed to offer some assisted driving functionality through Damon’s CoPilot ADAS, including forward crash warning functionalities. Through research and development, Damon plans to continue to update and improve its assisted driving technology. Assisted driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on driver interactions, and drivers may not be accustomed to using or adapting to such technologies. To the extent accidents associated with Damon’s assisted driving systems occur, Damon could be subject to liability, negative publicity, government scrutiny, and further regulation. Moreover, any incidents related to assisted driving systems of Damon’s competitors could adversely affect the perceived safety and adoption of Damon’s vehicles and assisted driving technology more broadly. Any of the foregoing could materially and adversely affect Damon’s business, financial condition, operating results and prospects.

Risks Related to Intellectual Property

Damon’s patent applications may not result in issued patents, which may have a material adverse effect on its ability to prevent others from interfering with the commercialization of Damon’s products.

The registration and enforcement of patents involves complex legal and factual questions, and the breadth and effectiveness of patented claims is uncertain. Damon cannot be certain that it is the first to file patent applications on the inventions it wishes to protect, nor can it be certain that its pending patent applications will result in issued patents or that any of its issued patents will afford sufficient protection against someone creating competing products, or as a defensive portfolio against a competitor who claims that Damon is infringing such competitor’s patents. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that may differ from those of applicable in Canada or the U.S., and thus there is no certainty that foreign patent applications, if any, will result in issued patents in those foreign jurisdictions or that such patents can be effectively enforced, even if they relate to patents issued in Canada or the U.S.

Damon may need to defend itself against patent or trademark infringement claims, which may be time-consuming and would cause Damon to incur substantial costs.

Companies, organizations or individuals, including Damon’s competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with Damon’s ability to make, use, develop, sell or market its motorcycles or components, which could make it more difficult for Damon to operate its business. From time-to-time, Damon may receive communications from third parties that allege its products are covered by their patents or trademarks or other intellectual property rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights.

In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time-to-time Damon may introduce or acquire new products and services, including in areas where Damon historically has not competed, which could increase Damon’s exposure to patent and other intellectual property claims from competitors and non-practicing entities.

Damon may receive notice letters from patent holders alleging that certain of its products and services infringe their patent rights. Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favourable final outcomes will be obtained in all cases. In addition, plaintiffs may seek, and Damon may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring Damon to cease some or all of its operations. Damon may decide to settle such lawsuits and disputes on terms that are unfavorable to it. Similarly, if any litigation to which Damon is a party is resolved adversely, Damon may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require Damon to cease some or all of its operations or pay substantial amounts to the other party. In addition, Damon may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase Damon’s operating costs and expenses. As a result, Damon may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible. Damon’s business, financial condition, and results of operations could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

If Damon is determined to have infringed upon a third party’s intellectual property rights, Damon may be required to do things that include one or more of the following:

cease making, using, selling or offering to sell processes, goods or services that incorporate or use the third-party intellectual property;

pay substantial damages;

seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all;

redesign its motorcycles or other goods or services to avoid infringing the third-party intellectual property; or

establish and maintain alternative branding for its products and services.

In the event of a successful claim of infringement against Damon and its failure or inability to obtain a license to the infringed technology or other intellectual property right, its business, financial condition, operating results and prospects may be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Risks Related to Regulation and Taxation

The lack of availability, reduction or elimination of government and economic incentives or government policies which are favourable for electric vehicles and Canadian produced vehicles could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric motorcycles, fiscal tightening or other reasons may result in the diminished competitiveness of the alternative fuel motorcycle industry generally or Damon’s electric motorcycles in particular. This could materially adversely affect the growth of the alternative fuel motorcycle markets and Damon’s business, financial condition, operating results and prospects.

Damon’s vehicles also benefit from government policies including tariffs on imported motorcycles to both Europe and the U.S. However, trade dynamics can change quickly between regions, and this advantage could become a disadvantage with new regulations or duties. Additionally, the amount of subsidies provided for purchasers of certain new energy motorcycles in various regions (both at national and local levels) could be reduced in the future, increasing the net cost experienced by customers. These policies are subject to change and are beyond Damon’s control. There is no assurance that any changes would be favourable to Damon’s business. Any of the foregoing could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Damon’s business could be adversely affected by trade tariffs or other trade barriers.

Damon plans to initially build Damon motorcycles in California and will be shipping those motorcycles globally. It is not clear what impact changes to tariffs may have or what actions other governments may take in the future. In the future, tariffs could potentially impact Damon’s raw material prices. In addition, changes in tariffs could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

The construction and operation of Damon’s assembly facility in San Rafael, or other assembly facilities that Damon may seek to establish in the future, are or will be subject to regulatory approvals, and may be subject to delays, cost overruns or may not produce expected benefits.

Damon’s leased manufacturing facility in San Rafael, California is subject to broad and strict government supervision and approval procedures, including, but not limited to, the project approvals and filings, construction land and project planning approval, environment protection approval, pollution discharge permits, work safety approvals, fire protection approvals, and the completion of inspection and acceptance by relevant authorities. As a result, Damon may be subject to administrative uncertainty regarding the construction within a specified time frame, fines or the suspension of work. Damon may face similar challenges with respect to any additional facilities it seeks to establish in the future to scale manufacturing capacity or otherwise. Any of the foregoing may have a material adverse impact on Damon’s business, financial condition, operating results or prospects.

Damon’s vehicles are subject to motor vehicle standards and the failure to satisfy such mandated safety standards would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

All vehicles sold must comply with various standards of the market where the vehicles were sold. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving such standards. Vehicles must pass various tests and undergo a certification process, before receiving delivery from the factory, being sold, or being used in any commercial activity, and such certification is also subject to periodic renewal. Damon expects to begin the process of obtaining certifications for the HyperSport in 2025/2026. If Damon’s certification efforts fail, or a certified vehicle has a defect resulting in quality or safety accidents, or consistent failure of compliance with certification requirements is discovered, the approval can be withheld, suspended or even revoked. With effect from the date of revocation or during suspension of certification, any vehicle that fails to satisfy the requirements for certification may not continue to be delivered, sold, exported or used in any commercial activity. Failure by Damon to have the HyperSport or any future model electric vehicle satisfy motor vehicle standards would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and noncompliance with such laws can subject Damon to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could materially adversely affect Damon’s business, results of operations, financial condition and reputation.

Damon is subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which Damon conducts activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) (“CFPOA”), the U.K. Bribery Act 2010 and other similar anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions, laws and regulations. The FCPA, the CFPOA and the U.K. Bribery Act 2010 prohibit Damon and its officers, directors, employees and business partners acting on Damon’s behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favourable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The UK Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could harm the Damon brand and adversely affect Damon’s business, financial condition, operating results and prospects.

Damon has direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject Damon to an increased level of compliance-related concerns. Damon is in the process of implementing policies and procedures designed to ensure compliance by it and its directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, Damon’s policies and procedures may not be sufficient, and its directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which Damon may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws and regulations could subject Damon to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could harm the Damon brand and materially adversely affect Damon’s business, financial condition, operating results and prospects. In addition, changes in economic sanctions laws in the future could adversely impact Damon’s business and investments in Damon’s securities.

Damon is subject to numerous environmental, health and safety laws and any breach of such laws may have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon is subject to numerous environmental, health and safety laws, including statutes, regulations, bylaws and other legal requirements. These laws relate to the generation, use, handling, storage, transportation and disposal of regulated substances, including hazardous substances (such as batteries), dangerous goods and waste, emissions or discharges into soil, water and air, including noise and odours (which could result in remediation obligations), and occupational health and safety matters, including indoor air quality. These legal requirements vary by location and can arise under federal, provincial, state or municipal laws. Any breach of such laws, regulations, directives or requirements would have a material adverse effect on Damon’s business, financial condition, operating results and prospects.

Damon may be adversely affected by the complexity, uncertainties and changes in automotive or internet related Canadian regulations or similar regulations of any countries it is selling motorcycles into.

Damon operates in the motorcycle and internet industry, both of which are extensively regulated by various governments. Regulations on vehicle homologation requirements may change over time, and potentially diverge in various regions, driving the need for increased vehicle variants, or discontinuation (temporary or permanent) of existing vehicle models.

In addition, Damon’s mobile applications are also regulated by various regulations, for example there are regulations related to the collection and sharing of data. If Damon’s mobile applications were found to be violating the regulations, Damon may be subject to administrative penalties, including warning, service suspension or removal of Damon’s mobile applications from the relevant mobile application store, which may materially adversely affect Damon’s business, financial condition, operating results and prospects.

Risks Related to Cybersecurity and Privacy

Damon’s inability to leverage vehicle and customer data could impact the servicing of its products, its software algorithms and impact research and development.

Damon will rely on data collected from the use of its vehicles, including vehicle data and data related to battery usage statistics. Damon will use this data in connection with the servicing and normal course software updates of its products, its software algorithms and the research, development and analysis of its motorcycles. Damon’s inability to obtain this data or the necessary rights to use this data or Damon’s inability to properly analyze or use this data could result in Damon’s inability to adequately service its vehicles or delay or otherwise negatively impact its research and development efforts. Any of the foregoing could materially adversely affect Damon’s business, financial condition, operating results and prospects.

Failure of information security and privacy concerns could subject Damon to penalties, damage its reputation and brand, and harm its business, financial condition, operating results and prospects.

Damon faces significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. Damon collects, transmits and stores confidential and private information of its customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information. In certain jurisdictions, Damon is also subject to certain laws and regulations, such as “Right to Repair” laws, which require Damon to provide third-party access to its network or vehicle systems.

Damon is required by the laws of its various operating regions to ensure the confidentiality, integrity, availability and authenticity of the information of its customers and suppliers, which is also essential to maintaining their confidence in its vehicles and services. Damon intends to implement strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of Damon’s vehicles and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that are used by Damon. If Damon is unable to protect its systems, and hence the information stored in its systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to Damon’s liabilities to the owners of confidential information or even subject Damon to fines and penalties. In addition, complying with various laws and regulations could cause Damon to incur substantial costs or require Damon to change its business practices, including its data practices, in a manner adverse to its business.

Any unauthorized control or manipulation of Damon’s vehicles’ systems could result in loss of confidence in Damon and its vehicles and harm its business.

Damon’s vehicles contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. Damon has designed, implemented and tested security measures intended to prevent unauthorized access to its information technology networks and its vehicles and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, vehicles and systems to gain control of or to change Damon’s solutions’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the vehicles. Future vulnerabilities could be identified and Damon’s efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of Damon’s vehicles, or any loss of customer data, could result in legal claims or proceedings and remediation of such problems could result in significant, unplanned capital expenditures. In addition, regardless of their veracity, reports of unauthorized access to its technology systems or data, as well as other factors that may result in the perception that Damon’s vehicles, technology systems or data are capable of being “hacked,” could materially adversely affect Damon’s brand and its business, financial conditions, operating results and prospects.

Damon is subject to information technology and cybersecurity risks to operational systems, security systems, infrastructure, integrated software in its motorcycles and customer data processed by it, and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent Damon from effectively operating its business, harm its reputation or materially adversely affect its business, financial condition, operating results and prospects.

Damon is at risk for interruptions, outages and breaches of: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by it or its third-party vendors or suppliers; (ii) facility security systems, owned by it or its third-party vendors or suppliers; (iii) transmission control modules or other in-product technology, owned by it or its third-party vendors or suppliers; (iv) the integrated software in Damon’s vehicles; or (v) customer or driver data that Damon processes or Damon’s third-party vendors or suppliers process on its behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers or others; jeopardize the security of Damon’s facilities; or affect the performance of transmission control modules or other in-product technology and the integrated software in Damon’s vehicles. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defences, including hacking, fraud, trickery, social engineering or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time.

Although Damon maintains information technology measures designed to protect it against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and there is no guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. Any implementation, maintenance, segregation and improvement of Damon’s systems may require significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of Damon’s data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect Damon’s ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its vehicles, adequately protect its intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. Damon cannot be sure that these systems upon which it relies, including those of its third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If Damon does not successfully implement, maintain or expand these systems as planned, its operations may be disrupted, Damon’s ability to accurately and timely report its financial results could be impaired, and deficiencies may arise in Damon’s internal control over financial reporting, which may impact Damon’s ability to certify its financial results. Moreover, Damon’s proprietary information or intellectual property could be compromised or misappropriated, and its reputation may be adversely affected. If these systems do not operate as expected, Damon may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact Damon’s manufacturing capacity or production capability, harm its reputation, cause Damon to breach its contractual arrangements with other parties or subject Damon to regulatory actions or litigation, any of which could materially adversely affect its business, financial condition, operating results or prospects. In addition, Damon’s insurance coverage for cyberattacks may not be sufficient to cover all the losses it may experience as a result of a cyber incident.

Damon also collects, uses, discloses, stores, transmits and otherwise processes customer and employee and others’ data as part of its business and operations, which may include personal data or confidential or proprietary information. Damon uses its vehicles’ electronic systems to log information about each vehicle’s use, such as charge time, battery usage, mileage and rider behaviour, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help it customize and optimize the riding experience. Damon’s users may object to the use of this data, which may harm Damon’s business. Damon also works with partners and third-party service providers or vendors that may in the course of their business relationship with Damon collect, store and process such data on Damon’s behalf and in connection with Damon’s vehicles and services. There can be no assurance that any security measures that Damon or its third-party service providers, vendors, or suppliers have implemented will be effective against current or future security threats. While Damon has developed systems and processes designed to protect the availability, integrity, confidentiality and security of Damon’s, Damon’s customers’, and employees’ and others’ data, such security measures or those of its third-party service providers, vendors or suppliers could fail and result in unauthorized access to or disclosure, acquisition, encryption, modification, misuse, loss, destruction or other compromise of such data. If a compromise of such data were to occur, Damon may become liable under its contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Laws in all 50 states of the U.S., in Canada and in Europe require Damon to provide notice to individuals, customers, regulators, credit reporting agencies and others when certain sensitive information has been compromised as a result of a security breach or where a security breach creates a real risk of significant harm to an individual. Such laws are inconsistent and compliance if there is a widespread data breach could be costly. Depending on the facts and circumstances of such an incident, these damages, penalties, fines and costs could be significant. Any such event could harm Damon’s reputation and result in litigation against it, or otherwise materially adversely affect its business, financial condition, operating results and prospects.

Risks Related to Litigation, Product Warranty and Recalls

Damon may become subject to product liability claims, which could harm Damon’s financial condition and liquidity if it is not able to successfully defend or insure against such claims.

Damon may become subject to product liability claims, which could harm Damon’s business, financial condition, operating results and prospects. The motorcycle industry experiences significant product liability claims and Damon faces inherent risk of exposure to claims if its motorcycles do not perform as expected or malfunction resulting in personal injury or death. Damon’s risks in this area are particularly pronounced given the limited field experience of its motorcycles. A successful product liability claim against Damon could require it to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about Damon’s motorcycles and business and inhibit or prevent commercialization of other future motorcycle candidates which could harm the Damon brand and have a materially and adverse effect Damon’s business, financial condition, operating results and prospects. Damon plans to seek adequate product liability insurance for all its motorcycles, but any such insurance might not be sufficient to cover all potential product liability claims and may not be available on terms satisfactory to Damon. Any lawsuit seeking significant monetary damages either in excess of such liability coverage, or outside of such liability coverage, may harm the Damon brand and have a material adverse effect on Damon’s business, financial condition, operating results and prospects. Damon may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if it faces liability for its products and is forced to make a claim under its product liability insurance policy(ies).

Damon’s warranty reserves may be insufficient to cover future warranty claims which could adversely affect its business, financial condition, operating results and prospects.

As Damon’s vehicles enter production, Damon will need to maintain warranty reserves to cover warranty-related claims. If Damon’s warranty reserves are inadequate to cover future warranty claims on its vehicles, Damon’s business, financial condition, operating results and prospects could be materially and adversely affected. Damon expects to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, Damon has limited operating experience with its vehicles, and therefore no experience with warranty claims for these vehicles or with estimating warranty reserves, which renders necessary reserves hard to predict. In the future, Damon may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

Damon may be compelled to undertake product recalls or take other actions, which could adversely affect its brand image and financial performance.

If Damon’s vehicles are subject to recalls in the future, Damon may be subject to adverse publicity, damage to its brand and liability for costs. In the future, Damon may at various times, voluntarily or involuntarily, initiate a recall if any of its vehicles, including any systems or parts sourced from its suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary or caused by systems or components engineered or manufactured by Damon or its suppliers, could involve significant expense and could materially adversely affect the Damon brand image in the target markets of Damon, as well as Damon’s business, financial condition, operating results and prospects.

Damon is currently involved in a dispute with the lessee of Damon’s former manufacturing facility in Surrey, British Columbia.

In April 2023, Damon received a notice of default from a property management company related to Damon’s lease of a facility in Surrey, British Columbia. Damon had planned to commence its initial manufacturing at the facility before relocating operations to its new facility in San Rafael, California. The notice of default asserts a breach of the lease and seeks approximately CAD$4.3 million in damages, in addition to accruing interest and other costs. Damon executed a settlement agreement effective on June 30, 2023, whereby it subsequently settled the amount owing with an issuance of convertible notes and instalments of cash payments. Should Damon default under the terms of the settlement agreement, Damon could be forced to pay a substantial monetary sum to the property management company and may also suffer reputational or other harm. Damon is in compliance with the settlement and has agreed with the lessor to extend the terms of the agreement on any further payments as follows (a) 1/3 of the remaining settlement amount on or before the date that is thirty (30) days following completion of the Business Combination; (b) 1/3 of the remaining settlement amount on or before the date that is sixty (60) days following completion of the Business Combination; and (c) 1/3 of the remaining settlement amount on or before the date that is ninety (90) days following completion of the Business Combination.